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                                                                     EXHIBIT 4.2

                                     WARRANT
                          REGISTRATION RIGHTS AGREEMENT

                                RAILAMERICA, INC.

               130,000 Warrants to Purchase Shares of Common Stock

                           Dated as of August 14, 2000

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                       and

                                BARCLAYS BANK PLC

                                       and

                            SCOTIA CAPITAL (USA) INC.


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         This Warrant Registration Rights Agreement (this "Agreement") is made and entered into as of August 14, 2000, between RailAmerica, Inc., a Delaware corporation (the "COMPANY"), and Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Bank PLC and Scotia Capital (USA) Inc. (collectively, the "INITIAL PURCHASERS").

         The Company, RailAmerica Transportation Corp., a Delaware corporation ("RAILAMERICA Transportation"), the guarantors named therein and the Initial Purchasers have entered into a Purchase Agreement, dated August 9, 2000 (the "PURCHASE AGREEMENT"). The Purchase Agreement provides for the offering by the Company and RailAmerica Transportation of 130,000 Units, each consisting of $1,000 principal amount of RailAmerica Transportation's 12 7/8% Senior Subordinated Notes due 2010 (the "NOTES") and one warrant initially representing the right to purchase 10.8570307 shares of common stock, par value $0.001 per share, of the Company (the "WARRANT SHARES").

         Pursuant to the Purchase Agreement, the Company has entered into a Warrant Agreement (the "WARRANT AGREEMENT") with Wells Fargo Bank Minnesota, N.A., as warrant agent (the "WARRANT AGENT"), providing for the issuance of 130,000 warrants (the "WARRANTS"), each initially representing the right to purchase 10.8570307 Warrant Shares.

         In order to induce the Initial Purchasers to purchase the Warrants, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 9 of the Purchase Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Warrant Agreement.

         The parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         ADVICE: As defined in Section 4(b) hereof.

         AFFILIATE: As defined in Rule 144.

         BLACK OUT NOTICE: As defined in Section 4(b) hereof.




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                                      -2-


         BLACK OUT PERIOD: As defined in Section 3(a) hereof.

         CLOSING DATE: The date hereof.

         COMMISSION: The Securities and Exchange Commission.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXPIRATION DATE: 5:00 p.m. New York City time on August 15, 2010.

         HOLDERS: As defined in Section 2 hereof.

         NASD: National Association of Securities Dealers, Inc.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         REGISTRATION STATEMENT: Any registration statement of the Company relating to the registration for resale of Transfer Restricted Securities that is filed pursuant to the provisions of this Agreement and including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         RULE 144: Rule 144 promulgated under the Act.

         TRANSFER RESTRICTED SECURITIES: (a) Each Warrant and Warrant Share held by an Affiliate of the Company and (b) each other Warrant and Warrant Share until the earlier to occur of (i) the date on which such Warrant or Warrant Share (other than any Warrant Share issued upon exercise of a Warrant in accordance with a Registration Statement) has been disposed of in accordance with a Registration Statement and (ii) the date on which such Warrant or Warrant Share (or the related Warrant) is distributed to the public pursuant to Rule 144 under the Act.

2.       HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person is the holder of record of Transfer Restricted Securities.


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                                      -3-


3.       SHELF REGISTRATION

         (a) SHELF REGISTRATION. The Company shall prepare and cause to be filed with the Commission on or before 120 days from the Closing Date pursuant to Rule 415 under the Act a Registration Statement on the appropriate form relating to resales of Transfer Restricted Securities by the Holders thereof and the issuance of Warrant Shares upon the exercise of the Warrants sold pursuant to such Registration Statement. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission on or before 180 days after the Closing Date.

         To the extent necessary to ensure that the Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), the Company shall use its reasonable best efforts to keep any Registration Statement required by this
Section 3(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 4(a) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the later of (i) the second anniversary of the effective date of the Registration Statement and (ii) the earlier of (A) the Expiration Date and (B) the first date as of which all Warrants have been exercised by the Holders thereof; PROVIDED, HOWEVER, that such obligation shall expire before such date if the Company delivered to the Warrant Agent a written opinion of counsel to the Company (which opinion of counsel shall be satisfactory to the Initial Purchasers) that all Holders (other than Affiliates of the Company) of Warrants and Warrant Shares may resell the Warrants and the Warrant Shares without registration under the Act and without restriction as to the manner, timing or volume of any such sale; and PROVIDED, FURTHER, that notwithstanding the foregoing, any Affiliate of the Company may, with notice to the Company, require the Company to keep the Registration Statement continuously effective for resales by such Affiliate for so long as such Affiliate holds Warrants or Warrant Shares, including as a result of any market-making activities or other trading activities of such Affiliate. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference, for a period (a "BLACK OUT PERIOD") not to exceed, for so long as this Agreement is in effect, an aggregate of 90 days in any calendar year, in the event that (i) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction




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which has not yet been publicly disclosed; PROVIDED, HOWEVER, that such Black
Out Period shall be extended for any period, not to exceed an aggregate of 30 days in any calendar year, during which the Commission is reviewing any proposed amendment or supplement to the Registration Statement, any related prospectus or any document incorporated therein by reference which has been filed by the Company; and provided, FURTHER, that no Black Out Period may be in effect during the three months prior to the Expiration Date.

         (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, or such other information as the Company may reasonably request under the Act for use in connection with any Registration Statement or Prospectus or preliminary prospectus included therein or in any application to the NASD. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

4.       REGISTRATION PROCEDURES

         (a) In connection with the Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                  (i) Comply with all the provisions of this Section 4(a) and use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to
         Section 3(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof;

                  (ii) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall, subject to




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                                      -5-


         Section 3(a), file promptly an appropriate amendment to such Registration Statement or a supplement to the Prospectus, as applicable, curing such defect, and, in the case of an amendment, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable thereafter;

                  (iii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iv) promptly advise each Holder whose Transfer Restricted Securities have been included in the Registration Statement (each, a "RELEVANT HOLDER") and the Initial Purchasers and, if requested by such Person, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
         (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (v) subject to Section 4(a)(ii), if any fact or event contemplated by Section 4(a)(iv)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (vi) furnish to each Relevant Holder and the Initial Purchaser, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Person shall reasonably object within five Business Days after the receipt thereof. Such Person shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or fails to comply with the applicable requirements of the Act;

                  (vii) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Relevant Holder and the Initial Purchaser, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Persons may reasonably request;

                  (viii) make available, at reasonable times, for inspection by each Relevant Holder and the Initial Purchasers and any attorney or accountant retained by such Persons, all financial and other records and pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Person, attorney or accountant in connection with such




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                                      -7-


         Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; PROVIDED, HOWEVER, that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus, except if the Company obtains "confidential treatment" for any document or information in accordance with the rules of the Commission), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or
         (iv) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by such Person to be bound by a confidentiality agreement;

                  (ix) if requested by any Relevant Holder or by the Initial Purchasers, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as any such Person reasonably requests to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market-making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (x) furnish to the Initial Purchasers and each Relevant Holder upon request, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (xi) deliver to the Initial Purchasers and each Relevant Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each Person in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto and all market-making activities of the Initial Purchasers, as the case may be;

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                                      -8-


                  (xii) upon the request of any Relevant Holder or the Initial Purchasers, enter into such agreements (including underwriting agreements) as are customary in comparable offerings and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Person in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, and also in connection with market-making activities by the Initial Purchaser, the Company shall:

                           (A) upon request of any Person, furnish (or in the
                  case of paragraphs (2) and (3), use its reasonable best efforts to cause to be furnished) to each Person, upon the effectiveness of the Registration Statement:

                                    (1) a certificate, dated such date, signed
                           on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs
                           (a), (b) and (c) of Section 9 of the Purchase Agreement and such other similar matters as such Person may reasonably request;

                                    (2) an opinion, dated the date of
                           effectiveness of the Registration Statement, of counsel for the Company covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matters as such Person may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3) a customary comfort letter, dated the
                           date of effectiveness of the Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to paragraph (g) of Section 9 of the Purchase Agreement; and

                           (B) deliver such other documents and certificates as
                  may be reasonably requested by such Person to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause;

                  (xiii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not so subject;

                  (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Registered Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                  (xv) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause
         (xiii) above;

                  (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Warrant Agent with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xvii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission so long as any provision of this Agreement shall be applicable, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in Rule 158(c) under the Act); and

                  (xviii) provide promptly to each Holder and the Initial Purchasers, upon request, each document filed after the date of this Agreement with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (b) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security and the Initial Purchasers agrees that, upon receipt of the notice from the Company of the commencement of a Black Out Period (in each case, a "BLACK OUT NOTICE"), such Person will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Person has received copies of the supplemented or amended Prospectus referred to in Section 4(a)(v) hereof, or
(ii) such Person is advised in writing that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "ADVICE"). Each Person receiving a Black Out Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Person's possession which have been replaced by the Company with more recently dated Prospectuses or
(ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Person's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Black Out Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Black Out Notice to and including the date when each Person that received a

Black Out Notice shall have received the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(v) hereof or shall have received the Advice.

5.       REGISTRATION EXPENSES

         All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing Prospectuses (whether for sales, market-making or otherwise)), messenger and delivery services and telephone;
(iv) all fees and disbursements of counsel for the Company; (v) all applications and filing fees in connection with listing the Warrant Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performances).

         Notwithstanding the foregoing, the Holders will be responsible for any underwriting discounts and commissions, brokers fees and any transfer taxes relating to Warrants disposed of by the Holders. The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.       INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers, partners, employees, representatives and agents and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) directly or indirectly caused by, related to, based upon, arising out of or in connection to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Transfer Restricted Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any Holder furnished in writing to the Company by any such Holder.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in Section 6(a) hereof, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and the Company, such directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that, in the case of any action in respect of which indemnity may be sought pursuant to both Sections 6(a) and 6(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 6(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without the indemnifying party's written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent that the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those sections) in respect of any losses, claims, damages, liabilities, expenses or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or judgments in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, expenses and judgments referred to above shall be deemed to include, subject to the limitations set forth in
Section 6(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by PRO RATA allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities, expenses or judgments. Notwithstanding the provisions of this Section 6, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

         (e) The Company agrees that the indemnity and contribution provisions of this Section 6 shall apply to the Initial Purchasers to the same extent, on the same conditions, as it applies to Holders.

7.       RULE 144

         The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

8.       MISCELLANEOUS

         (a) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person that is currently effective. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless (i) in the case of this Section 8(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities, and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates); PROVIDED, HOWEVER, that this Agreement may be amended without the consent of any Holder to the same extent as permitted pursuant to Section 19 of the Warrant Agreement.

         (d) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Warrant Agent, with a copy to the Warrant Agent; and

                  (ii) if to the Company:

                           RailAmerica, Inc.
                           5300 Broken Sound Boulevard, N.W.
                           Boca Raton, Florida 33487
                           Facsimile No.: (561) 994-3929
                           Attention: General Counsel

                           With a copy to:

                           Greenberg Traurig, P.A.
                           1221 Brickell Avenue
                           Miami, Florida 33131
                           Facsimile No.: (305) 579-0500
                           Attention: Fern Watts

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address specified in the Warrant Agreement. Upon the date of filing a Shelf Registration Statement, notice shall be delivered to the Initial Purchasers (in the form attached hereto as Exhibit A) and shall be addressed to: Attention:
Louise Guarneri (Compliance Department), 277 Park Avenue, New York, New York 10172.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders; PROVIDED, HOWEVER, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Warrant Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted

Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       RAILAMERICA, INC.

                                       By: /s/ Bennett Marks
                                           ----------------------------------
                                       Name:  Bennett Marks
                                       Title: Senior Vice President and Chief
                                               Financial Officer

Donaldson, Lufkin & Jenrette Securities Corporation
Barclays Bank PLC
Scotia Capital (USA) Inc.

By: DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

By:  /s/ Steven D. Smith
   ----------------------------------
   Name:  Steven D. Smith
   Title: Senior Vice President

                                                                       EXHIBIT A

                               NOTICE OF FILING OF
                         WARRANT REGISTRATION STATEMENT

To:               Donaldson, Lufkin & Jenrette Securities Corporation
                  277 Park Avenue
                  New York, New York  10172
                  Attention: Louise Guarneri (Compliance Department)
                  Fax: (212) 892-7272

From:             RailAmerica, Inc.
                  Warrants to Purchase Shares of Common Stock

Date:

         For your information only (NO ACTION REQUIRED):

         Today,_____________________, we filed a Shelf Registration Statement with the Securities and Exchange Commission.